Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-1 of our report dated March 7, 2023, relating to the consolidated financial statements of Momentus Inc., as of and for the year ended December 31, 2022.  We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ ArmaninoLLP
San Ramon, California

December 23, 2024